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                                                                    EXHIBIT 4.5
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                               FINANCIAL GUARANTY
                                INSURANCE POLICY


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Trust:  AmeriCredit Automobile Receivables Trust 1996-C                                Policy No.:  50495B-N
Certificates:  $6,063,750 6.65% Asset Backed Certificates                          Date of Issuance:  8/9/96
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         FINANCIAL SECURITY ASSURANCE INC. ("Financial Security"), for
consideration received, hereby UNCONDITIONALLY AND IRREVOCABLY GUARANTEES to the
Trustee for the benefit of each Holder, subject only to the terms of this Policy
(which includes each endorsement hereto), the full and complete payment of
Guaranteed Distributions with respect to the Certificates of the Trust referred to above.

         For the further protection of each Holder, Financial Security irrevocably and unconditionally guarantees payment of the amount of any distribution of principal or interest with respect to the Certificates made during the Term of this Policy to such Holder that is subsequently avoided in whole or in part as a preference payment under applicable law.

         Payment of any amount required to be paid under this Policy will be made following receipt by Financial Security of notice as described in Endorsement No. 1 hereto.

         Financial Security shall be subrogated to the rights of each Holder to receive distributions with respect to each Certificate held by such Holder to the extent of any payment by Financial Security hereunder.

         Except to the extent expressly modified by Endorsement No. 1 hereto, the following terms shall have the meanings specified for all purposes of this Policy. "Holder" means the registered owner of any Certificate as indicated on the registration books maintained by or on behalf of the Trustee for such purpose or, if the Certificate is in bearer form, the holder of the Certificate. "Trustee", "Guaranteed Distributions" and "Term of this Policy" shall have the meanings set forth in Endorsement No. 1 hereto.

         This Policy sets forth in full the undertaking of Financial Security, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto. Except to the extent expressly modified by an endorsement hereto, the premiums paid in respect of this Policy are nonrefundable for any reason whatsoever. This Policy may not be canceled or revoked during the Term of this Policy. An acceleration payment shall not be due under this Policy unless such acceleration is at the sole option of Financial Security. THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         In witness whereof, FINANCIAL SECURITY ASSURANCE INC. has caused this Policy to be executed on its behalf by its Authorized Officer.

                                         FINANCIAL SECURITY ASSURANCE INC.



                                         By________________________________
                                            AUTHORIZED OFFICER


A subsidiary of Financial Security Assurance Holdings Ltd.
350 Park Avenue, New York, N.Y.  10022-6022                      (212) 826-0100
Form 101NY (5/89)
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                                ENDORSEMENT NO. 1


FINANCIAL SECURITY                                              350 Park Avenue
ASSURANCE INC.                                         New York, New York 10022

TRUST:                     AmeriCredit Automobile Receivables Trust 1996-C

CERTIFICATES:              $6,063,750 6.65% Asset Backed Certificates

Policy No.: 50495B-N
Date of Issuance:                   August 9, 1996

         1. Definitions. For all purposes of this Policy, the terms specified below shall have the meanings of constructions below. Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Sale and Servicing Agreement, dated as of August 1, 1996 by and among the Trust, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc. as Servicer, and LaSalle National Bank, as Backup Servicer and Trust Collateral Agent (as amended from time to time in accordance with its terms, the "Sale and Servicing Agreement"), unless the context shall otherwise require.

         "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Fort Worth, Texas, New York, New York or Chicago, Illinois, or any other location of any successor Servicer, successor Indenture Trustee, successor Trustee or successor Trust Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

         "Guaranteed Distributions" means, as to each Distribution Date, the distribution to be made to Holders of the Certificates during the Term of this Policy in accordance with the original terms of the Certificates when issued and without regard to any amendment or modification of the Certificates or the Trust Agreement except amendments or modifications to which Financial Security has given its prior written consent in an amount equal to (i) the Certificateholders' Interest Distributable Amount and (ii) the Certificateholders' Principal Distributable Amount. Guaranteed Distributions shall not include (x) any portion of a Certificateholders' Interest Distributable Amount due to Holders because a notice and certificate in proper form as required by paragraph 2 hereof was not timely Received by Financial Security,
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Policy No. 50495B-N                           Date of Issuance:  August 9, 1996

(y) any portion of a Certificateholders' Interest Distributable Amount due to Holders representing interest on any Certificateholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Certificateholders' Interest Carryover Shortfall pursuant hereto, or (z) any Certificate Prepayment Amount, unless Financial Security elects, in its sole discretion, to pay such amount in whole or in part. Guaranteed Distributions do not include, nor shall coverage be provided under the Policy in respect of any taxes, withholding or other charge imposed with respect to any Holder by any governmental authority due in connection with the payment of any Guaranteed Distribution to a Holder. Guaranteed Distributions do not include, nor shall coverage be provided under the Policy in respect of, any payments with respect to Certificates held by the General Partner.

         "Holder" shall not include the Seller or any affiliates or successors thereof in the event the Seller, or any such affiliate or successor, is a registered or beneficial owner of the Certificates.

         "Policy" means this Financial Guaranty Insurance Policy and includes each endorsement thereto.

         "Receipt" and "Received" mean actual delivery to Financial Security and to the Fiscal Agent (as defined below), if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day, or after 12:00 noon, New York City time, shall be deemed to be receipt on the next succeeding Business Day. If any notice or certificate given hereunder by the Trust Collateral Agent is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and Financial Security or its Fiscal Agent shall promptly so notify the Trust Collateral Agent and the Trust Collateral Agent may submit an amended notice.

         "Term of this Policy" means the period from and including the Closing Date to and including the latest of the date on which (i) the Certificate Balance has been reduced to zero and all Certificateholders' Interest Distributable Amounts have been paid on the Certificates, (ii) any period during which any payment on


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Policy No. 50495B-N                           Date of Issuance:  August 9, 1996

the Certificates could have been voided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to voidance as a preference payment have been commenced prior to the occurrence of (i) and (ii) a final and nonappealable order in resolution of each such proceeding has been entered.

         "Trust Collateral Agent" means LaSalle National Bank, in its capacity as Trust Collateral Agent under the Indenture, acting as agent for the Trustee in accordance with the terms of the Trust Agreement, and any successor in such capacity.

         "Trustee" means Bankers Trust (Delaware) as owner trustee for the Certificateholders under the Trust Agreement, and any successor in such capacity.

         2. Notices and Conditions to Payment in Respect of Guaranteed Distributions. Following Receipt by Financial Security of a notice and certificate from the Trust Collateral Agent in the form attached as Exhibit A to this Endorsement, Financial Security will pay any amount payable hereunder in respect of Guaranteed Distributions out of the funds of Financial Security on the later to occur of (a) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice and certificate and (b) 12:00 noon, New York City time, on the Distribution Date to which such claim relates. Payments due hereunder in respect of Guaranteed Distributions will be disbursed by wire transfer of immediately available funds to the Trust Collateral Agent.

                  Financial Security shall be entitled to pay an amount hereunder in respect of Guaranteed Distributions including any acceleration payment, whether or not any notice and certificate shall have been Received by Financial Security as provided above. Financial Security shall be entitled to pay hereunder any amount due on the Certificates on an accelerated basis at any time or from time to time, in whole or in part, prior to the scheduled date of the payment thereof; Guaranteed Distributions insured hereunder shall not include interest, in respect of principal paid hereunder on an accelerated basis, accruing from after the date of such payment of principal. Financial Security's obligations hereunder


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Policy No. 50495B-N                           Date of Issuance:  August 9, 1996

in respect of Guaranteed Distributions shall be discharged to the extent funds are disbursed by Financial Security to the Trust Collateral Agent as provided herein, whether or not such funds are properly applied by the Trust Collateral Agent.

         3. Notices and Conditions to Payment in Respect of Guaranteed Distributions Avoided as Preference Payments. If any Guaranteed Distribution is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, Financial Security will pay such amount out of the funds of Financial Security on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by Financial Security from the Trust Collateral Agent of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the Holder is required to return a Certificateholders' Interest Distributable Amount or Certificateholders' Principal Distributable Amount distributed with respect to the Certificates during the Term of this Policy because such distributions were avoidable as preference payments under applicable bankruptcy law (the "Order"),
(B) a certificate of the Holder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Holder, in such form as is reasonably required by Financial Security and provided to the Holder by Financial Security, irrevocably assigning to Financial Security all rights and claims of the Holder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment or (ii) the date of Receipt by Financial Security from the Trust Collateral Agent of the items referred to in clauses
(A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have Received written notice from the Trust Collateral Agent that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Trust Collateral Agent or any Holder directly (unless a Holder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trust Collateral Agent for


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Policy No. 50495B-N                           Date of Issuance:  August 9, 1996

distribution to such Holder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, Financial Security shall have the rights provided pursuant to Section 7.2 of the Sale and Servicing Agreement.

         4. Governing Law. This Policy shall be governed by, and shall be construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         5. Fiscal Agent. At any time during the Term of this Policy, Financial Security may appoint a fiscal agent (the "Fiscal Agent") for purposes of this Policy by written notice to the Trust Collateral Agent at the notice address specified in the Sale and Servicing Agreement specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Trust Collateral Agent, (i) copies of all notices and documents required to be delivered to Financial Security pursuant to this Policy shall be simultaneously delivered to the Fiscal Agent and to Financial Security and shall not be deemed Received until Received by both and (ii) all payments required to be made by Financial Security under this Policy may be made directly by Financial Security or by the Fiscal Agent on behalf of Financial Security. The Fiscal Agent is the agent of Financial Security only and the Fiscal Agent shall in no event be liable to any Holder for any acts of the Fiscal Agent or any failure of Financial Security to deposit, or cause to be deposited, sufficient funds to make payments when due under this Policy. Financial Security covenants and agrees that any appointment of a Fiscal Agent or change in a previously appointed Fiscal Agent will not become effective during the period specified in paragraph 2 hereof preceding a Distribution Date.

         6. Waiver of Defenses. To the fullest extent permitted by applicable law, Financial Security agrees not to assert, and hereby waives, for the benefit of each Holder, all rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to Financial Security to avoid payment of


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Policy No. 50495B-N                           Date of Issuance:  August 9, 1996

its obligations under this Policy in accordance with the express provisions of this Policy.

         7. Notices. All notices to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to Financial Security as follows:

                           Financial Security Assurance Inc.
                           350 Park Avenue
                           New York, New York 10022
                           Attention:  Senior Vice President - Surveillance
                           Telecopy No.:             (212) 339-3518
                           Confirmation:             (212) 826-0100

         Financial Security may specify a different address or addresses by writing mailed or delivered to the Trust Collateral Agent, except during the period specified in paragraph 2 hereof preceding a Distribution Date.

         8. Priorities. In the event that any term or provision of the face of this Policy is inconsistent with the provisions of this Endorsement, the provisions of this Endorsement shall take precedence and shall be binding.

         9. Exclusions from Insurance Guaranty Funds. This Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. This Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event that Financial Security were to become insolvent, any claims arising under this Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of Part 2 of Division 1 of the California Insurance Code.

         10. Surrender of Policy. The Trust Collateral Agent shall surrender this Policy to Financial Security for cancellation upon expiration of the Term of this Policy.


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Policy No. 50495B-N                           Date of Issuance:  August 9, 1996

         IN WITNESS WHEREOF, FINANCIAL SECURITY ASSURANCE INC. has caused this Endorsement No. 1 to be executed by its Authorized
Officer.

                                 FINANCIAL SECURITY ASSURANCE INC.


                                 By_________________________________
                                   Authorized Officer


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Policy No. 50495B-N                           Date of Issuance:  August 9, 1996

                                    EXHIBIT A

                              CERTIFICATE OF CLAIM


                     (Letterhead of Trust Collateral Agent)


                                                              Dated:

Financial Security Assurance Inc.
350 Park Avenue
New York, NY  10022
Attention:  Senior Vice President

         Re:      AmeriCredit Automobile Receivables Trust, 1996-C

         The undersigned, a duly authorized officer of LaSalle National Bank (the "Trust Collateral Agent"), hereby certifies to Financial Security Assurance Inc. ("Financial Security"), with reference to Financial Guaranty Insurance Policy No. 50495B-N dated August 9, 1996 (the "Policy") issued by Financial Security in respect of the $6,063,750 6.65% Asset-Backed Certificates, of the above-referenced trust (the "Certificates") that:

              (i) The Trust Collateral Agent is the Trust Collateral Agent under the Indenture, acting as agent for the Trustee in accordance with the terms of the Trust Agreement, for the Holders.

             (ii) The sum of all amounts on deposit (or scheduled to be on deposit) in the Certificate Distribution Account and available for distribution to the Holders pursuant to the Trust Agreement will be $_________ (the "Shortfall") less than the Guaranteed Distributions with respect to [DISTRIBUTION DATE].

            (iii) The Trust Collateral Agent is making a claim under the Policy for the Shortfall to be applied to distributions of principal or interest or both with respect to the Certificates.

             (iv) The Trust Collateral Agent agrees that, following receipt of funds from Financial Security, it shall (a) hold such


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Policy No. 50495B-N                           Date of Issuance:  August 9, 1996

amounts in trust and apply the same directly to the payment of Guaranteed Distributions on the Certificates when due; (b) not apply such funds for any other purpose; (c) not commingle such funds with other funds held by the Trust Collateral Agent and (d) maintain an accurate record of such payments with respect to each Certificate and the corresponding claim on the Policy and proceeds thereof and, if the Certificate is required to be surrendered or presented for such payment, shall stamp on each such Certificate the legend $"[insert applicable amount] paid by Financial Security and the balance hereof has been cancelled and reissued" and then shall deliver such Certificate to Financial Security.

                  (v) The Trust Collateral Agent, as agent for the Trustee on behalf of the Holders, hereby assigns to Financial Security the rights of the Holders with respect to the Certificates to the extent of any payments under the Policy, including, without limitation, any amounts due to the Holders in respect of securities law violations arising from the offer and sale of the Certificates. The foregoing assignment is in addition to, and not in limitation of, rights of subrogation otherwise available to Financial Security in respect of such payments. Payments to Financial Security in respect of the foregoing assignment shall in all cases be subject to and subordinate to the rights of the Holders to receive all Guaranteed Distributions in respect of the Certificates. The Trust Collateral Agent shall take such action and deliver such instruments as may be reasonably requested or required by Financial Security to effectuate the purpose or provisions of this clause (v).

             (vi) The Trust Collateral Agent, as agent for the Trustee, on its behalf and on behalf of the Holders, hereby appoints Financial Security as agent and attorney-in-fact for the Trust Collateral Agent and each such Holder in any legal proceeding with respect to the Certificates. The Trust Collateral Agent hereby agrees that Financial Security may at any time during the continuation of any proceeding by or against any debtor with respect to which a preference claim (as defined below) or other claim with respect to the Certificates is being asserted under the United States Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an


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Policy No. 50495B-N                           Date of Issuance:  August 9, 1996


"Insolvency Proceeding") direct all matters relating to such Insolvency Proceeding, including without limitation, (A) all matters relating to any claim in connection with an Insolvency Proceeding seeking the avoidance as a preferential transfer of any payment made with respect to the Certificates (a "Preference Claim"), (B) the direction of any appeal of any order relating to any Preference Claim at the expense of Financial Security but subject to reimbursement as provided in the Insurance Agreement and (C) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition, the Trust Collateral Agent hereby agrees that Financial Security shall be subrogated to, and the Trust Collateral Agent on its behalf and on behalf of each Holder, hereby delegates and assigns, to the fullest extent permitted by law, the rights of the Trust Collateral Agent and each Holder in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding.

         (vii) Payment should be made by wire transfer directed to [SPECIFY ACCOUNT].

         Unless the context otherwise requires, any capitalized terms used in this Certificate of Claim shall have the meaning assigned thereto in the Policy, including in the Endorsement thereto.

         IN WITNESS WHEREOF, the Agent has executed and delivered this Certificate of Claim as of the ____ day of _____________, ____.



                                    LASALLE NATIONAL BANK,
                                    as Trust Collateral Agent


                                    By: _______________________________
                                            Name:
                                            Title:


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Policy No. 50495B-N                           Date of Issuance:  August 9, 1996


For Financial Security Assurance Inc. or Fiscal Agent use only.



Wire transfer sent on ____________ by ___________________________

Confirmation Number _____________________.


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